EXHIBIT 3.02

Bylaws
of
Pacific Gas and Electric Company
amended as of April 5, 2019

Article I.
SHAREHOLDERS.

1.    Place of Meeting. All meetings of the shareholders shall be held at the office of the Company in the City and County of San Francisco, State of California, or at such other place, within or without the State of California, as may be designated by the Board of Directors.
A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Company or by electronic video screen communication if: (a) the Company implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, and (b) the Company maintains a record of the vote or action and any shareholder votes or other shareholder actions taken at the meeting by means of electronic transmission to the Company or electronic video screen communication.
Any request by the Company to a shareholder under Section 20(b) of the California Corporations Code for consent to conduct a meeting of shareholders by electronic transmission must include a notice that, absent consent of the shareholder, the meeting will be held at a physical location.
2.    Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.
Written notice of the annual meeting shall be given not less than ten (or, if sent by third‑class mail, thirty) nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place (if any), date, and hour of such meeting, the means of electronic transmission by and to the Company or electronic video screen communication (if any) by which shareholders may participate in that meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.
Notice of any meeting of the shareholders shall be given by mail, electronic transmission, or other written communication to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Company.
For purposes of this Section 2 only, “electronic transmission” from the Company means a communication (a) delivered by (i) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that shareholder on record with the Company, (ii) posting on an electronic message board or network which the Company has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (iii) other means of electronic communication, (b) to a shareholder who has provided an unrevoked consent to the use of those means of transmission for such communications, and (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form. In addition, the consent to an electronic transmission by the Company to an individual shareholder shall be preceded by or include a clear written statement to the shareholder as to: (a) any right of the recipient to have the record provided or made available on paper or in non-electronic form, (b) whether the consent applies only to that transmission, to specified categories of communications, or to all communications from the Company, and (c) the procedures the recipient must use to withdraw consent.
At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board, or (b) otherwise properly brought before the annual meeting by a shareholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.
For business to be properly brought before an annual meeting by a shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the shareholder must have given timely and proper written notice to the Corporate Secretary of the Company pursuant to this Section 2.
To be timely, the shareholder’s written notice must be received at the principal executive office of the Company not more than 120 days and not less than ninety days before the anniversary date of the prior year’s annual meeting of shareholders; provided, however, that if the annual meeting to which the shareholder’s written notice relates is to be held on a date that differs by more than thirty days from the date of the last annual meeting of shareholders, the shareholder’s written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders. Any shareholder’s written notice that is delivered after the close of business (5:00 p.m. local time) will be considered received on the following business day. As used in these Bylaws, “public disclosure” shall include disclosure in a press release or in a document publicly filed by the Company with the United States Securities and Exchange Commission (SEC) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 (and its successors) (the “Exchange Act”) and the rules and regulations promulgated thereunder.
To be proper, the shareholder’s written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the text of the proposal or business to be brought before the annual meeting (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (c) the name and address of the shareholder as they appear on the Company’s books, and the name and address of any of its Associated Persons (defined below), (d) the class and number of shares of the Company that are beneficially owned or held of record by the shareholder or any of its Associated Persons, and a description of all Disclosable Interests (defined below) (i) held by the shareholder or any of its Associated Persons or (ii) to which any of them is a party, (e) a description of all agreements, arrangements, or understandings between or among (i) such shareholder, (ii) any Associated Person, and/or (iii) any other person or persons (naming such person or persons), in each case relating to the business to be brought before the annual meeting or pursuant to which such business is to be proposed by such shareholder, (f) any material interest of the shareholder or Associated Parties in such business, and (g) other such information concerning the shareholder, any of its Associated Persons, and such item of business as would be required under the rules of the SEC in a proxy statement soliciting proxies in support of the item of business proposed to be brought before the annual meeting; provided, however, that the disclosures required by this Section 2 shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company, or similar nominee solely as a result of such entity being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner or beneficial owners.
In addition, if the shareholder’s written notice relates to the nomination at the annual meeting of any person for election to the Board, such notice to be proper must also set forth (a) the name, age, business address, and residence address of each person to be so nominated, (b) the principal occupation or employment of each such person, (c) the number of shares of capital stock of the Company beneficially owned by each such person and any and all Disclosable Interests held by each such person to which each such person is a party, (d) a description of all agreements, arrangements, or understandings (including compensation) between or among (i) such shareholder, (ii) each nominee, (iii) any Associated Person, and/or (iv) any other person or persons (naming such person or persons), in each case relating to the nomination or pursuant to which the nomination or nominations are to be made by such shareholder and/or relating to the candidacy or service of the nominee as a director of the Company, (e) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (f) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee, or (ii) otherwise to solicit proxies from shareholders in support of such nomination, (g) such other information concerning each such person as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such person as a director, and accompanied by a consent, signed by each such person, to serve as a director of the Company if elected, and (h) if any such nominee, the shareholder nominating the nominee, or any such Associated Person expresses an intention or recommendation that the Company enter into a strategic transaction, any material interest in such transaction of each such proposed nominee, shareholder, or Associated Person, including without limitation, any equity interests or any Disclosable Interests held by each such nominee, shareholder, or Associated Person in any other person, the value of which interests could reasonably be expected to be materially affected by such transaction. In addition, such notice must contain a written and signed representation and agreement of each such nominee, pursuant to which such nominee represents and agrees that he or she (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question or that could reasonably be expected to limit or interfere with such nominee’s ability to comply with his or her fiduciary duties under applicable law that has not been disclosed to the Company, (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Company, and (c) if elected as a director, will comply with all of the Company’s then existing corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies, codes, and guidelines and any other Company policies, codes, and guidelines applicable to directors. To be proper notice, the shareholder’s notice also must include a written questionnaire completed by the proposed nominee with respect to the background and qualifications of such proposed nominee (which form of questionnaire shall be provided by the Corporate Secretary upon request).
The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine (a) the eligibility of such proposed nominee to serve as a director of the Company, and (b) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company.
In addition, for a shareholder’s written notice to the Corporate Secretary to be proper and timely, a shareholder providing notice of any business (including the nomination of any person for election to the Board) proposed to be made at any annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement (or, if applicable, written confirmation that the information provided in such notice is still true and correct as of the applicable date) shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive office of the Company no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and no later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). A shareholder, in his or her initial written notice of any business to the Corporate Secretary, shall confirm his or her intention to update and supplement such notice as required herein.
Nothing in these Bylaws shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14-8 under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, except for proposals properly and timely made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of annual meeting given by or at the direction of the Board, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.
As used in this Section 2, “Associated Person” shall mean (a) the beneficial owner or beneficial owners on whose behalf the written notice of business proposed to be brought before the annual meeting is made, if different from the shareholder proposing such business, and (b) each “affiliate” or “associate” (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of each such shareholder or beneficial owner.
As used in this Section 2, “Disclosable Interest” shall mean any agreement, arrangement, or understanding (including but not limited to any derivatives, swaps, long or short positions, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares that are held or have been entered into, directly or indirectly, by or on behalf of such shareholder, the nominee proposed by such shareholder, as applicable, or any such Associated Person), the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, provide the opportunity to profit from share price changes to, or maintain, increase, or decrease the voting power of, such shareholder, proposed nominee, as applicable, or any such Associated Person, with respect to shares of stock of the Company; provided, however, that Disclosable Interests shall not include any such disclosures with respect to any broker, dealer, commercial bank, trust company, or similar nominee solely as a result of such entity being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner or beneficial owners.
3.    Special Meetings. Special meetings of the shareholders shall be called by the Corporate Secretary or an Assistant Corporate Secretary at any time on order of the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chairman of the Executive Committee, the Chief Executive Officer, or the President. Special meetings of the shareholders shall also be called by the Corporate Secretary or an Assistant Corporate Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting. Such request shall state the purposes of the meeting, and shall be delivered to the Chairman of the Board, the Vice Chairman, the Chairman of the Executive Committee, the Chief Executive Officer, the President or the Corporate Secretary.
A special meeting so requested shall be held on the date requested, but not less than thirty-five nor more than sixty days after the date of the original request. Written notice of each special meeting of shareholders, stating the place, day, and hour of such meeting and the business proposed to be transacted thereat, shall be given in the manner stipulated in Article I, Section 2, Paragraph 3 of these Bylaws within twenty days after receipt of the written request.
4.     Determination of Proper Business. Each of the Board of Directors, the Chairman of the Board, the lead director, and the presiding officer of any annual or special meeting of shareholders shall have the power to determine whether business was properly and timely proposed in accordance with the provisions of this Article I, and if any of them should determine that such business is not in compliance with Article I, the presiding officer of the annual or special meeting of shareholders shall have the authority to declare at the meeting that any such business was not properly and timely brought before the meeting and shall not be transacted. Notwithstanding the foregoing provisions of this Article I, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or other proposed business (including any proposal included in the Company’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company.
5.    Voting at Meetings. At any meeting of the shareholders, each holder of record of stock shall be entitled to vote in person or by proxy. The authority of proxies must be evidenced by a written document signed by the shareholder and must be delivered to the Corporate Secretary of the Company prior to the commencement of the meeting.
6.    No Cumulative Voting. No shareholder of the Company shall be entitled to cumulate his or her voting power.
7.    Qualified Representatives. For purposes of this Article I, to be a “qualified representative” of the shareholder, a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the applicable annual or special meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, along with personal identification demonstrating the representative’s identity, and in a format acceptable to the Company, at the applicable annual or special meeting.

Article II.
DIRECTORS.

1.    Number. The Board of Directors of this Company shall consist of such number of directors, not less than nine (9) nor more than seventeen (17). The exact number of directors shall be fifteen (15) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board or the shareholders.

2.    Powers. In accordance with California Corporations Code Section 300, the Board of Directors shall exercise all the powers of the Company except those which are conferred upon or reserved to the shareholders by law, the Articles of Incorporation, or these Bylaws.
3.    Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate and appoint one or more committees as the Board deems appropriate, each consisting of two or more directors, to serve at the pleasure of the Board; provided, however, that, as required by this Company’s Articles of Incorporation, the members of the Executive Committee (should the Board designate an Executive Committee) must be appointed by the affirmative vote of two-thirds of the authorized number of directors. Any such committee, including the Executive Committee, shall have the authority to act in the manner and to the extent provided in the resolution of the Board designating such committee and may have all the authority of the Board, except with respect to the matters set forth in California Corporations Code Section 311.
4.    Time and Place of Directors' Meetings. Regular meetings of the Board of Directors shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairman of the Board or, in his absence, the Vice Chairman, the Chief Executive Officer, or the President of the Company and contained in the notice of any such meeting. Notice of meetings shall be delivered personally or sent by mail or electronic transmission at least seven days in advance unless otherwise authorized.
5.    Special Meetings. The Chairman of the Board, the Vice Chairman, the Chairman of the Executive Committee, the Chief Executive Officer, the President, or any five directors may call a special meeting of the Board of Directors at any time. Notice of the time and place of special meetings shall be given to each director by the Corporate Secretary. Such notice shall be delivered personally or by telephone (or other system or technology designed to record and communicate messages, including facsimile, electronic mail, or other such means) to each director at least forty-eight hours in advance of such meeting, or sent by first-class mail or electronic transmission, postage prepaid, at least four days in advance of such meeting.
6.    Quorum. A quorum for the transaction of business at any meeting of the Board of Directors or any committee thereof shall consist of one-third of the authorized number of directors or committee members, or two, whichever is larger.
7.    Action by Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all directors individually or collectively consent in writing to such action and if the number of members of the Board serving at the time constitutes a quorum. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.
8.    Meetings by Conference Telephone. Any meeting, regular or special, of the Board of Directors or of any committee of the Board, may be held by conference telephone or similar communication equipment, provided that all directors participating in the meeting can hear one another.
9.    Majority Voting. In any uncontested election, nominees receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be elected. In any election that is not an uncontested election, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, shall be elected; votes against a director and votes withheld shall have no legal effect.
For purposes of these Bylaws, “uncontested election” means an election of directors of the Company in which, at the expiration of the times fixed under Article I, Section 2 of these Bylaws requiring advance notification of director nominees, or for special meetings, at the time notice is given of the meeting at which the election is to occur, the number of nominees for election does not exceed the number of directors to be elected by the shareholders at that election.
If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with this Section 9, then, unless the incumbent director has earlier resigned, the term of such incumbent director shall end on the date that is the earlier of (a) ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the California Corporations Code, or (b) the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and Section 305 of the California Corporations Code.
10.    Certain Powers Reserved to the Shareholders. So long as PG&E Corporation shall hold the majority of the outstanding shares of the Company, PG&E Corporation may require the written consent of the PG&E Corporation Chairman of the Board or the PG&E Corporation Chief Executive Officer to enter into and execute any transaction or type of transaction identified by the Board of Directors of PG&E Corporation as a “Designated Transaction.” For purposes of this Section 10, a Designated Transaction shall be any transaction or type of transaction identified in a duly adopted resolution of the Board of PG&E Corporation as requiring the written consent of the PG&E Corporation Chairman of the Board or the PG&E Corporation Chief Executive Officer pursuant to this Section 10. Notwithstanding the foregoing, nothing in this Section 10 shall limit the power of the Company to enter into or execute any transaction or type of transaction prior to the receipt by the Corporate Secretary of the Company of the resolution designating such transaction or type of transaction as a Designated Transaction pursuant to this Section 10.

Article III.
OFFICERS.

1.    Officers. The officers of the Company shall be elected by the Board of Directors and include a President, a Corporate Secretary, a Treasurer, or other such officers as required by law. The Board also may elect one or more Vice

Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as may be appropriate, including the offices described below. Any number of offices may be held by the same person.
2.    Chairman (or Chair) of the Board. The Chairman of the Board shall be a member of the Board of Directors and preside at all meetings of the shareholders, of the directors, and of the Executive Committee in the absence of the Chairman of that Committee. The Chairman of the Board shall have such duties and responsibilities as may be prescribed by the Board or these Bylaws. The Chairman of the Board shall have authority to sign on behalf of the Company agreements and instruments of every character, and in the absence or disability of the Chief Executive Officer, shall exercise the Chief Executive Officer’s duties and responsibilities.
3.    Vice Chairman (or Vice Chair). The Vice Chairman may be, but is not required to be, a member of the Board of Directors and shall have such duties and responsibilities as may be prescribed by the Board, the Chairman of the Board, or these Bylaws. If the Vice Chairman is a member of the Board, then (a) in the absence of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the Board and of the shareholders; and (b) in the absence of the Chairman of the Executive Committee and the Chairman of the Board, the Vice Chairman shall preside at all meetings of the Executive Committee. The Vice Chairman shall have authority to sign on behalf of the Company agreements and instruments of every character.
4.    Chairman (or Chair) of the Executive Committee. The Chairman of the Executive Committee shall be a member of the Board of Directors and preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board or these Bylaws.
5.    Chief Executive Officer. The Chief Executive Officer shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or these Bylaws. If there be no Chairman of the Board, the Chief Executive Officer shall also exercise the duties, responsibilities, authority, and powers of that office, including the authority to further delegate such duties, responsibilities, authority, and powers (subject to any specific delegation limitations established by the Board). The Chief Executive Officer shall have authority to sign on behalf of the Company agreements and instruments of every character. In the absence or disability of the President, the Chief Executive Officer shall exercise the President’s duties and responsibilities.
6.    President. The President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or these Bylaws. If there be no Chief Executive Officer, the President shall also exercise the duties, responsibilities, authority, and powers of that office, including the authority to further delegate such duties, responsibilities, authority, and powers (subject to any specific delegation limitations established by the Board). The President shall have authority to sign on behalf of the Company agreements and instruments of every character. Notwithstanding the foregoing, the Board of Directors may from time to time, at its discretion and through a formal action of the Board that is duly noted in a Board resolution or the Board’s meeting minutes, confer the powers and duties of the office of President upon and among one or more designated officers, whether or not any of such officers shall have the title of President.
7.    Vice Presidents. Each Vice President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, or these Bylaws. Each Vice President’s authority to sign agreements and instruments on behalf of the Company shall be as prescribed by the Board. The Board of this Company, the Chairman of the Board of this Company, the Vice Chairman of this Company, or the Chief Executive Officer of PG&E Corporation may confer a special title upon any Vice President.
8.    Corporate Secretary. The Corporate Secretary shall attend all meetings of the Board of Directors and the Executive Committee, and all meetings of the shareholders, and the Corporate Secretary shall record the minutes of all proceedings in books to be kept for that purpose. The Corporate Secretary shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the Company. The Corporate Secretary shall give, or cause to be given, all notices required either by law or these Bylaws. The Corporate Secretary shall keep the seal of the Company in safe custody, and shall affix the seal of the Company to any instrument requiring it and shall attest the same by the Corporate Secretary’s signature.
The Corporate Secretary shall have such other duties as may be prescribed by the Board, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, or these Bylaws.
The Assistant Corporate Secretaries shall perform such duties as may be assigned from time to time by the Board, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, or the Corporate Secretary. In the

absence or disability of the Corporate Secretary, the Corporate Secretary’s duties shall be performed by an Assistant Corporate Secretary.
9.    Treasurer. The Treasurer shall have custody of all moneys and funds of the Company, and shall cause to be kept full and accurate records of receipts and disbursements of the Company. The Treasurer shall deposit all moneys and other valuables of the Company in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors or any employee of the Company designated by the Board. The Treasurer shall disburse such funds of the Company as have been duly approved for disbursement.
The Treasurer shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, or these Bylaws.
The Assistant Treasurer shall perform such duties as may be assigned from time to time by the Board, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, or the Treasurer. In the absence or disability of the Treasurer, the Treasurer’s duties shall be performed by an Assistant Treasurer.
10.    General Counsel. The General Counsel shall be responsible for handling on behalf of the Company all proceedings and matters of a legal nature. The General Counsel shall render advice and legal counsel to the Board of Directors, officers, and employees of the Company, as necessary to the proper conduct of the business. The General Counsel shall keep the management of the Company informed of all significant developments of a legal nature affecting the interests of the Company.
The General Counsel shall have such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, or these Bylaws.
11.    Controller. The Controller shall be responsible for maintaining the accounting records of the Company and for preparing necessary financial reports and statements, and the Controller shall properly account for all moneys and obligations due the Company and all properties, assets, and liabilities of the Company. The Controller shall render to the officers such periodic reports covering the result of operations of the Company as may be required by them or any one of them.
The Controller shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, or these Bylaws. The Controller shall be the principal accounting officer of the Company, unless another individual shall be so designated by the Board.

Article IV.
MISCELLANEOUS.

1.    Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is so fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.

2.    Certificates; Direct Registration System. Shares of the Company’s stock may be certificated or uncertificated, as provided under California law. Any certificates that are issued shall be signed in the name of the Company by the Chairman of the Board, the Vice Chairman, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Corporate Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent, or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent, or Registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer, Transfer Agent, or Registrar at the date of issue. Shares of the Company’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Company in accordance with a direct registration system approved by the SEC and authorized by statute or by any securities exchange on which the stock of the Company may from time to time be traded.
Transfers of shares of stock of the Company shall be made by the Transfer Agent and Registrar on the books of the Company only after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of certificates for shares of stock of the Company, and to appoint and remove Transfer Agents and Registrars of transfers.
3.    Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board so requires, give the Company, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the Company, before a new certificate (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

Article V.
AMENDMENTS.

1.    Amendment by Shareholders. Except as otherwise provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.
2.    Amendment by Directors. To the extent provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board of Directors; provided, however, that amendments to Article II, Sections 9 and 10 of these Bylaws, and any other Bylaw provision that implements a majority voting standard for director elections (excepting any amendments intended to conform those Bylaw provisions to changes in applicable laws) shall be amended by the shareholders of the Company as provided in Section 1 of this Article V.